EMPLOYMENT CONTRACT

This Employment Contract (the "Contract") is made and entered into on 3rd September 2024, by and between:

Euda Health Holdings Limited (Nasdaq: EUDA), a company incorporated under the laws of Singapore, with its principal office located at 1 Pemimpin Drive #12-06 Singapore 576151 (the "Company"),

And

Tay Whye Shin (NRIC: S8583868G), residing at 13 Telok Kurau Road, Parc Elegance #05-02, Singapore 423912 (the "Employee").

1. Position and Term

The Company agrees to employ Tay Whye Shin as the Part Time Interim Chief Financial Officer (CFO) for a period of six (6) months, commencing on 3rd Sepetember 2024 and ending on 3rd March 2025, unless terminated earlier in accordance with the provisions of this Contract. The Employee agrees to perform the duties and responsibilities typically associated with the position of CFO as determined by the Company.

2. Duties and Responsibilities

The Employee shall, during the term of employment:

- Lead the financial operations of the Company, including financial planning, reporting, compliance with Nasdaq and SEC regulations, and audit processes.

- Advise the CEO and board of directors on financial strategy and decision-making.

- Oversee budgeting, financial forecasting, and investor relations.

- Comply with all applicable laws, regulations, and internal policies of the Company.

3. Compensation

The Employee shall be compensated as follows:

- Base Salary: A monthly gross salary of SGD$5,000 payable on a monthly basis, subject to all applicable taxes and deductions.

- Performance Bonus: The Employee may be eligible for a performance bonus based on key deliverables as determined by the Company.

- Benefits: The Employee shall be entitled to participate in Company benefit plans as available to senior management, including healthcare.

4. Working Hours

The Employee is expected to devote full working hours to the fulfillment of duties as CFO, with the understanding that the role may require additional hours to fulfill the responsibilities of the position.

5. Termination

This Contract may be terminated by either party before the expiry of the six-month term, subject to the following:

- By the Company: The Company may terminate this Contract with or without cause by providing 30 days' written notice or payment in lieu of notice equivalent to one month’s salary.

- By the Employee: The Employee may terminate this Contract by providing 30 days' written notice.

- Termination for Cause: The Company may terminate this Contract immediately without notice if the Employee engages in any act of gross misconduct, fraud, dishonesty, or serious breach of company policy.

6. Confidentiality

The Employee acknowledges that, during the course of employment, they will have access to confidential information. The Employee agrees not to disclose or use any confidential information for personal gain or for the benefit of any third party during or after the term of employment.

7. Non-Compete and Non-Solicitation

During the term of employment and for a period of six (6) months following termination, the Employee agrees not to engage in any business that directly competes with the Company or solicit any of the Company's clients or employees.

8. Governing Law

This Contract shall be governed by and construed in accordance with the laws of Singapore. Any disputes arising under or in connection with this Contract shall be resolved in the courts of Singapore.

9. Entire Agreement

This Contract constitutes the entire agreement between the parties and supersedes all prior understandings or agreements, whether written or oral, regarding the subject matter of this Contract.

10. Signatures

By signing below, both parties agree to the terms and conditions outlined in this Employment Contract.

Euda Health Holdings Limited

Signature: ______________________

Name: Kelvin Chen

Title: CEO & Executive Director

Date: 3 September 2024

Tay Whye Shin

Signature: ______________________

Name: Tay Whye Shin

Date: 3 September 2024